UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 276, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (775) 786-6444

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors’ Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

(a)	Option issuances to directors

On September 9, 2008, pursuant to the director compensation policy of El Capitan Precious Metals, Inc. (the “Corporation”), the Corporation granted to each of Donald W. Gentry, Marvin K. Kaiser, Kenneth P. Pavlich, Bruce F. Snyder and R. William Wilson, in consideration for their service to the Corporation as directors, a ten-year option to purchase 100,000 shares of the Corporation’s common stock, at an exercise price of $0.14, the closing price of the Corporation’s common stock on September 9, 2008. The options were issued pursuant to the Corporation’s 2005 Stock Incentive Plan, and shall vest in four equal installments of 25,000 shares every six months, with the first tranche vesting immediately. The vesting of the options shall accelerate immediately upon the occurrence of a change of control or at such time as the volume-weighted average price of the Corporation’s common stock over 20 consecutive trading days exceeds $1.00.

(b)	Terms of Executive Compensation

Effective September 9, 2008, the Corporation and Kenneth P. Pavlich, its President and Chief Executive Officer, amended the terms of that certain employment agreement dated April 30, 2007 by and between the Corporation and Mr. Pavlich to provide for a fixed monthly base salary of $25,000, in lieu of the prior variable base salary payment that was based upon the monthly value of the Corporation's common stock. Upon mutual agreement by the Corporation, Mr. Pavlich may still elect to receive the monthly base salary in the form of the Corporation's common stock. Additionally, the Corporation and Mr. Pavlich agreed to cancel that certain stock option to purchase 2,500,000 shares of the Corporation’s common stock issued to Mr. Pavlich on April 6, 2007, and in lieu of such option, the Corporation issued to Mr. Pavlich, on September 9, 2008, a new ten-year option to purchase 2,500,000 shares of the Corporation’s common stock at an exercise price of $0.14 per share, the closing price of the Corporation’s common stock on September 9, 2008.

Also effective September 9, 2008, the Corporation and R. William Wilson, its Chief Financial Officer, amended the terms of that certain employment agreement dated May 4, 2007 between the Corporation and Mr. Wilson to provide for a fixed monthly base salary of $20,000, in lieu of the prior variable base salary payment that was based upon the monthly value of the Corporation's common stock. Upon mutual agreement by the Corporation, Mr. Wilson may still elect to receive the monthly base salary in the form of the Corporation's common stock. Additionally, the Corporation and Mr. Wilson agreed to cancel that certain stock option to purchase 1,000,000 shares of the Corporation’s common stock issued to Mr. Wilson on May 7, 2007, and in lieu of such option, the Corporation issued to Mr. Wilson, on September 9, 2008, a new ten-year option to purchase 1,000,000 shares of the Corporation’s common stock at an exercise price of $0.14 per share, the closing price of the Corporation’s common stock on September 9, 2008.

The options issued to Messrs. Pavlich and Wilson were issued pursuant to the Corporation’s 2005 Stock Incentive Plan, and shall vest in four equal installments every six months, with the first tranche vesting immediately. The vesting of the options shall accelerate immediately upon the occurrence of a change of control or at such time as the volume-weighted average price of the Corporation’s common stock over 20 consecutive trading days exceeds $1.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: September 11, 2008	By:	/s/ R. William Wilson
R. William Wilson Chief Financial Officer